QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Magnetek, Inc. Employee Stock Purchase Plan and the 1999 Stock Incentive Plan of Magnetek, Inc. of our reports dated August 10, 2001, with respect to the consolidated financial statements and schedule of Magnetek, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Nashville, Tennessee
December 17, 2001

QuickLinks

  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS